Exhibit 5.1

[Latham & Watkins Letterhead]

November 6, 2002

TiVo Inc.
2160 Gold Street
P.O. Box 2160
Alviso, California 95002

Re:    Registration Statement on Form S-8; 1,200,000 shares of Common Stock, par value
          $0.001 per share, issuable under the TiVo Inc. 1999 Employee Stock Purchase Plan

Ladies and Gentlemen:

In connection with the registration of 1,200,000 additional shares of common stock of the Company, par value $0.001 per share (the “Shares”) issuable under the Company’s 1999 Employee Stock Purchase Plan (the “Plan”), under the Securities Act of 1933, as amended (the “Act”), by TiVo Inc., a Delaware corporation (the “Company”), on Form S–8 filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2002 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance and delivery of the Shares, in the manner contemplated by the Plan and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/    LATHAM & WATKINS